UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2015

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2015, the Board of Directors (the “Board”) of EXCO Resources, Inc. (the “Company”) adopted the EXCO Resources, Inc. 2015 Management Incentive Plan, as amended (the “MIP”) for the Company’s management and vice-president level employees, including the Company’s named executive officers. The MIP provides for the payment of performance-based awards to eligible employees, of which seventy-five percent (75%) of the award is payable in cash and twenty-five percent (25%) of the award is payable in shares of fully-vested restricted stock issued pursuant to the EXCO Resources, Inc. Amended and Restated 2005 Long-Term Incentive Plan, as amended (the “Incentive Plan”). Capitalized terms used herein that are not otherwise defined, shall have the meanings set forth in the MIP.

Purpose

The purpose of the MIP is to attract and retain the Company’s management team and to encourage them to remain with, and devote their best efforts to, the Company and its subsidiaries, and to reward them for outstanding performance, thereby advancing the interests of the Company and aligning management’s interests with those of the Company’s shareholders. The MIP provides a means of rewarding Participants based on the overall performance of the Company and the achievement of performance measures.

Term

The Board may terminate the MIP at any time, or from time to time amend, modify or suspend the MIP.

Administration

The MIP will be administered by the Compensation Committee of the Board (the “Compensation Committee”). The Compensation Committee is authorized to determine the employees that are eligible to receive awards, establish the performance goals and achievement levels, certify the achievement of the performance goals, establish payout schedules for Awards, interpret the MIP, and establish rules and regulations under the MIP as it believes are advisable for the administration of the MIP.

Eligibility

Employees who are at the management or vice-president level are eligible to participate in the MIP. For each calendar year, or such shorter period in the event of a change of control (a “Performance Period”), the Compensation Committee shall determine the employees that are eligible to receive an award under the MIP (each, a “Participant”). The Compensation Committee will designate each Participant to a tier level, consisting of either “Tier 1,” “Tier 2” or “Tier 3,” which may have varying Award payout schedules.

Performance Goals and Award Amounts

For each Performance Period, the Compensation Committee will establish performance goals as well as the threshold achievement, target achievement and maximum achievement levels for each performance measure underlying a performance goal. The performance measures under the MIP include: production, adjusted EBITDA, general and administrative costs, finding and development costs, and lease operating expenses, each as defined in the MIP.

The total amount of an award (the “Award Amount”) granted under the MIP is based on: (i) the Company’s overall performance level, (ii) a discretionary portion that is determined by the Compensation Committee and (iii) a “safety modifier” adjustment. For each Performance Period, the Compensation Committee will establish a payout schedule that may vary among the Participants based on their tier levels and will be based on a percentage of the Participant’s base salary.

Ninety percent (90%) of the Award Amount will be based on the Company’s overall performance level, which is the sum of the weighted actual achievement of the performance goals for each performance measure in a particular Performance Period. Achievement of the performance goals will be calculated on the basis of straight-line interpolation between the threshold achievement, target achievement and maximum achievement levels of each performance measure. The remaining ten percent (10%) of the Award Amount shall be discretionary and will be determined in the sole discretion of the Compensation Committee. The discretionary portion of any Award Amount can be any amount between zero and ten percent (10%) of the Participant’s base salary multiplied by the percentage set forth on his or her payout schedule for the maximum achievement level of each performance measure. In addition, the portion of each Award Amount that is based on the overall performance level is subject to an automatic five percent (5%) positive or negative adjustment based on the safety modifier, which is a comparison of the Company’s total recordable incident rate as compared to the incident rate of nonfatal occupational injuries and illnesses for the oil and natural gas industry in the year immediately preceding the Performance Period (which, for the 2015 Performance Period is a target recordable incident rate of 1.3). In the event that the Company’s total recordable incident rate is at or below the target recordable incident rate, the portion of the Award Amount that is based on the overall performance level shall be automatically positively adjusted by five percent (5%), while if the Company’s total recordable incident rate is above the target recordable incident rate, the portion of the Award Amount that is based on the overall performance level shall be automatically negatively adjusted by five percent (5%).

For the Performance Period of January 1, 2015 through December 31, 2015, each Participant will be entitled to an award based on the following performance measures and performance goals:

		Performance Goals
Performance Measure	Weight	Threshold	Target	Maximum
Production (Bcfe)	10%	120.0	125.0	130.0
Adjusted EBITDA (dollars in millions)	15%	$258.0	$268.0	$278.0
General and Administrative Costs (net) (dollars in millions)	25%	$52.5	$50.0	$47.5
Finding and Development Costs (dollars per Mcfe)	25%	Gas: $1.72 Oil: $5.09	Gas: $1.56 Oil: $4.63	Gas: $1.41 Oil: $4.17
Lease Operating Expenses (dollars in millions)	15%	$52.5	$50.0	$47.5
Discretion of the Committee	10%

Once the overall performance level is determined, the Award Amount for Messrs. Hickey, Boeing and Burnett will be determined using the following payout schedule:

Named Executive Officer	Performance Level Payout Schedule
	Percentage of Base Salary for Below Threshold Level Performance	Percentage of Base Salary for Threshold Level Performance	Percentage of Base Salary for Target Level Performance	Percentage Base Salary for Maximum Level Performance
Harold L. Hickey	0%	35%	70%	140%
William L. Boeing	0%	35%	70%	140%
Ricky Burnett	0%	35%	70%	140%

In 2015, for example, if the Company’s overall performance meets the target level, then Messrs. Hickey, Boeing and Burnett would be entitled to an Award Amount equal to seventy percent (70%) of his or her base salary. For each of Messrs. Hickey, Boeing and Burnett, ninety percent (90%) of the Award Amount for the target level would be a non-discretionary payment, subject to adjustment based on the safety modifier, and ten percent (10%) of the Award Amount for the target level would be an amount that is determined by the Compensation Committee in its sole discretion.

Once the Award Amount for each Participant has been determined by the Compensation Committee, seventy-five percent (75%) of the award will be paid in cash and twenty-five percent (25%) of the award will be paid in shares of fully-vested restricted stock issued pursuant to the Incentive Plan. Payment of awards under the MIP will be made as soon as administratively possible after the end of each Performance Period, but in no event later than March 15 of the year immediately following the end of the Performance Period. The MIP also includes provisions regarding the payment of awards in the event of a change in control of the Company or a Participant’s termination of employment.

The foregoing description of the MIP does not purport to be complete and is qualified in its entirety by reference to the MIP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	EXCO Resources, Inc. 2015 Management Incentive Plan, dated March 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: March 10, 2015	By:	/s/ William L. Boeing
	Name:	William L. Boeing
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	EXCO Resources, Inc. 2015 Management Incentive Plan, dated March 4, 2015.